Exhibit 1.1

CORPORACION ANDINA DE FOMENTO

DEBT SECURITIES

UNDERWRITING AGREEMENT

Goldman, Sachs & Co.

Credit Suisse First Boston Corporation

Lehman Brothers Inc.

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

As Representatives of the several Underwriters

named in the respective Pricing Agreements hereinafter described

c/o Goldman, Sachs & Co.

85 Broad Street New York,

New York 10004

May 24, 2000

Ladies and Gentlemen:

From time to time Corporación Andina de Fomento (“CAF”), a multilateral, supranational financial institution, the principal shareholders of which are the Republics of Bolivia, Colombia, Ecuador, Peru and Venezuela (each an “Andean Republic”, and together, the “Andean Community”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreements (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the “Securities”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities”). The terms and the rights of any particular issuance of Designated Securities shall be specified in the Pricing Agreement relating thereto and in or pursuant to the fiscal agency agreement (the “Fiscal Agency Agreement”) identified in such Pricing Agreement.

1. Pricing Agreement. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Underwriting Agreement shall not be construed as an obligation of CAF to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of CAF to issue and sell any of the Securities and the obligation of any of the

Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Fiscal Agency Agreement and the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2. Representations and Warranties. CAF represents and warrants to, and agrees with, each Underwriter that:

(a) CAF has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and a pre-effective amendment thereto under Schedule B (File No. 333-11970) (the “Initial Registration Statement”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives for each of the Underwriters and, excluding exhibits to the Initial Registration Statement, have been declared effective by the Commission in such form; no other document with respect to the Initial Registration Statement has heretofore been filed or transmitted for filing with the Commission (other than the prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “1933 Act”) each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the 1933 Act, is hereinafter called a “Preliminary Prospectus”); the various parts of the Initial Registration Statement, including all exhibits thereto, are hereinafter collectively called the “Registration Statement”; the prospectus relating to the Securities, in the form in which it has most recently been filed or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the “Prospectus”; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the 1933 Act in accordance with Section 5(a) hereof. On March 10, 1998 CAF filed with the Commission a registration statement and a pre-effective amendment thereto under Schedule B (File No. 333-8400) (the “Previous Registration Statement”). Pursuant to Rule 429(b) under the 1933 Act the Prospectus also relates to the One Hundred and Fifty Million Dollars ($150,000,000) of Securities registered on such Previous Registration Statement that remain unsold. The first supplement to the Prospectus was filed with the Commission as a part of the Initial Registration Statement.

(b) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to CAF by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities.

(c) The Convenio Constitutivo (the “Constitutive Agreement”) dated February 7, 1968, as amended, among the Republics of Ecuador, Bolivia, Colombia, Chile, Peru and Venezuela, pursuant to which CAF was established, has been duly executed and ratified by all of the signatory countries and constitutes a legally binding obligation of each Andean Republic under public international law.

(d) CAF has full power and authority under its Constitutive Agreement to execute and deliver this Agreement, any Pricing Agreement, the Fiscal Agency Agreement and the Securities, to incur the obligations to be incurred by it as provided in this Agreement, any Pricing Agreement, the Fiscal Agency Agreement and the Securities, and to perform and observe the provisions of this Agreement, any Pricing Agreement, the Fiscal Agency Agreement and the Securities on its part to be performed or observed.

(e) This Agreement has been duly authorized, executed and delivered by CAF and each Pricing Agreement as of its date will have been duly authorized, executed and delivered by CAF.

(f) The Fiscal Agency Agreement has been duly authorized by CAF and when executed and delivered by CAF at or prior to the Time of Delivery of the Designated Securities (as defined in Section 4 hereof) will constitute a valid and legally binding obligation of CAF enforceable in accordance with its terms.

(g) The Securities have been duly authorized, and, when Designated Securities are issued and delivered pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities, such Designated Securities will have been duly executed, authenticated, issued, paid for and delivered against payment therefor in accordance with the Fiscal Agency Agreement, and will constitute valid and legally binding obligations of CAF enforceable in accordance with their terms.

(h) The Designated Securities, when issued and delivered pursuant to this Agreement, the Pricing Agreement relating to the Designated Securities and the Fiscal Agency Agreement, assuming payment therefor, will be direct, unconditional, unsecured and general obligations of CAF that will rank pari passu without any preference among themselves with all other unsecured indebtedness of CAF in respect of monies borrowed by CAF and guarantees given by CAF for monies borrowed by others (“Indebtedness”).

(i) There is no constitutional provision, nor any provision of any treaty, convention, statute, law, regulation, decree, court order or similar authority binding upon CAF, nor any provision of any contract, agreement or instrument to which CAF is a party, which would be contravened or breached in any material respect, or under which a material default would arise or a moratorium in respect of any obligations of CAF be effected, as a result of the execution and delivery of this Agreement, any Pricing Agreement or the Fiscal Agency Agreement, the issue of the Securities as contemplated herein and in the Prospectus and the Fiscal Agency Agreement or as a result of the performance or observance by CAF of any of the terms of this Agreement, any Pricing Agreement, the Fiscal Agency Agreement or the Securities.

(j) No consent, approval (including exchange control approval), authorization, order, registration or qualification of or with any court or governmental agency or other regulatory body in any Andean Republic is required for (i) the execution, delivery and performance by CAF of this Agreement, any Pricing Agreement, the Fiscal Agency Agreement or the Securities, (ii) the validity or enforceability against CAF of this Agreement, any Pricing Agreement, the Fiscal Agency Agreement or the Securities, or (iii) the issue, sale or delivery of the Securities.

(k) There is no pending legal action or proceeding affecting CAF which (i) CAF has reasonable cause to believe might individually or in the aggregate have a material adverse effect on the economic, fiscal or financial condition of CAF or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Pricing Agreement, the Fiscal Agency Agreement or the Securities; and, to the best of CAF’s knowledge, no such actions or proceedings are threatened or contemplated by governmental authorities or threatened by others.

(l) With respect to any Designated Securities, prior to the issuance of such Designated Securities, no event will have occurred (and will be continuing) which, had the Securities already been issued, would (with the giving of notice and/or the passage of time) constitute an Event of Default under the Securities (as defined therein).

(m) There is no income, stamp or other tax, levy, impost, deduction or other charge imposed or levied (whether by withholding or otherwise) by any Andean Republic or any other governmental, revenue or taxing authority on or by virtue of the execution or delivery by CAF of this Agreement, any Pricing Agreement, the Fiscal Agency Agreement or the Securities, the enforcement hereof or thereof against CAF, or any payment to be made by CAF, pursuant hereto or thereto.

(n) Under the treaties, conventions, statutes, laws and by-laws governing CAF and laws of each Andean Republic, neither CAF nor any of its property has any immunity from jurisdiction of any court or from set-off or any legal process, except as provided under Chapter VIII of the Constitutive Agreement. Subject to the last sentence of Section 15 hereof, the waiver of immunity by CAF contained in Section 15 hereof and in the Fiscal Agency Agreement and the Securities, and the appointments of the Authorized Agent in Section 15 hereof and in the Fiscal Agency Agreement and the Securities, the consents by CAF to the jurisdiction of the courts specified in Section 15 hereof and in the Fiscal Agency Agreement and the Securities, and the provisions that the law of the State of New York shall govern this Agreement, any Pricing Agreement, the Fiscal Agency Agreement and the Securities as provided in Section 14 hereof and in the Fiscal Agency Agreement and the Securities, are (or will be, when granted) irrevocably binding on CAF, notwithstanding the provisions of Article 54 of the Constitutive Agreement.

3. Execution of Pricing Agreements. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

4. Delivery and Payment. Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request at least forty-eight hours’ prior notice, to CAF, shall be delivered by or on behalf of CAF to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by CAF to the Representatives at least forty-eight hours in advance, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and CAF may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Securities.

5. Agreements. CAF agrees with each of the Underwriters of any Designated Securities:

(a) CAF will prepare the Prospectus as amended or supplemented in relation to the applicable Designated Securities in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities, or, if applicable, such earlier time as may be required by Rule 424(b) under the 1933 Act and will make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Designated Securities and prior to the Time of Delivery for such Designated Securities which shall be disapproved by the Representatives promptly after reasonable notice thereof and advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish Representatives with copies thereof. During such time as the delivery a prospectus is required in connection with the offering or sale of Designated Securities, CAF will advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order. CAF will update the Registration Statement and the Prospectus as required under the 1933 Act in connection with any offering of any Designated Securities.

(b) During the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to and including the later of (i) the termination of trading restrictions for such Designated Securities, as notified to CAF by the Representatives and (ii) the Time of Delivery for such Designated Securities, CAF will not offer, sell, contract to sell or otherwise dispose of any debt securities similar to the Designated Securities issued or guaranteed by CAF to be placed in the international or U.S. capital markets that are denominated in U.S. dollars, which mature more than one year after such Time of Delivery, without the prior written consent of the Representatives.

(c) Within the period during which a prospectus relating to the Securities is required to be delivered under the 1933 Act, CAF will comply with all requirements imposed upon CAF by the 1933 Act, as now and hereafter amended, and by the rules and regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and by the Prospectus. If at any time during such period, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the 1933 Act or rules and regulations thereunder, CAF will promptly prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

(d) CAF will make generally available to its security holders in the United States and to the Representatives, as soon as practicable a statement in reasonable detail in the English language of the revenues and expenditures of CAF covering the first full fiscal year of CAF commencing after the date hereof, which will satisfy the provisions of Section 11(a) of the 1933 Act.

(e) CAF will furnish to counsel for the Underwriters, on behalf of the Representatives, without charge, copies of the Registration Statement (including one signed copy with all exhibits thereto) and each amendment thereto which shall become effective on or prior to the Time of Delivery of the Designated Securities, together with any Prospectus relating to such Designated Securities filed pursuant to Rule 424 under the 1933 Act; and, so long as delivery of a prospectus by an underwriter or dealer may be required by the 1933 Act, as many copies of any Preliminary Prospectus, the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

(f) CAF will furnish such information, execute such instruments and take such actions as may be required to qualify the Securities for offering and sale under the applicable securities or Blue Sky laws of such jurisdictions of the United States as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that CAF shall not be required to file a consent to service of process in any such jurisdiction.

(g) So long as the Securities are outstanding CAF will furnish to the Representatives, upon request, copies of all reports and financial statements filed with the Commission or any national securities exchange in the United States.

6. Expenses.

(a) Except as provided in Section 6(b) hereof, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, CAF will pay all costs and expenses incident to the performance of the obligations of CAF hereunder, including, without limiting the generality of the foregoing, (i) the fees, disbursements and expenses of CAF’s counsel and accountants, (ii) all costs and expenses incident to the preparing, printing, filing and distributing of this Agreement, any Pricing Agreement, the Registration Statement (including all exhibits thereto), any Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, (iii) all costs and expenses of printing and distributing the Fiscal Agency Agreement, and the fees and expenses of the Fiscal Agent and any paying agents under the Fiscal Agency Agreement, (iv) all costs and expenses in connection with the engraving, printing, issuance and delivery to the Underwriters of the Securities, (v) all costs and expenses in respect of the determination of the eligibility of the Securities for investment arid the qualification of the Securities in accordance with the provisions of Section 5(f) hereof, including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation and printing of any Blue Sky Memorandum and Legal Investment Survey in respect of the Securities, (vi) the printing and delivery (including costs of mailing and shipping) to the Underwriters, in quantities as hereinabove stated, of copies of the documents referred to in Section 5(e) hereof, (vii) any fees charged by securities rating services for rating the Securities, (viii) all expenses incurred by CAF in the marketing of the Securities, including expenses incurred in connection with any presentations to potential investors made jointly by the Underwriters and CAF and (ix) all other costs and expenses incident to the performance of CAF’s obligations hereunder which are not otherwise specifically provided for in this Section. Except as provided in this Section 6, the Underwriters will pay all of their own costs and expenses, including fees and disbursements of their counsel.

(b) If the sale of Designated Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied or because of any refusal, inability or failure on the part of CAF to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, or if the Pricing Agreement relating to the Designated Securities is terminated pursuant to the provisions of Section 10(i), CAF will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of United States, Venezuelan and Andean counsel) that shall have been incurred by them in making preparations for the purchase, sale and delivery of the Designated Securities.

7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all of the representations and warranties and other statements of CAF in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that CAF shall have performed all of its obligations hereunder theretofore to be performed and to the following additional conditions.

(a) No stop order suspending the effectiveness of the Registration Statement or any part thereof, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; any request of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives; and the Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act within the applicable time period prescribed for such filing by the rules and regulations under the 1933 Act and in accordance with Section 5(a) of this Agreement.

(b) The Chief Legal Counsel of CAF shall have furnished to the Representatives his written opinion, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:

(i) CAF’s Constitutive Agreement dated February 7, 1968 among the Republics of Ecuador, Bolivia, Colombia, Chile, Peru and Venezuela, pursuant to which CAF was established, has been duly executed and ratified by all of the signatory countries, all amendments thereto have been duly adopted and are in full force and effect and the Constitutive Agreement, as amended, constitutes a legally binding obligation of each Andean Republic under public international law;

(ii) CAF has full power and authority under its Constitutive Agreement to execute and deliver this Agreement, the Pricing Agreement with respect to the Designated Securities, the Fiscal Agency Agreement and the Designated Securities, to incur the obligations to be incurred by it as provided herein and therein, and to perform and observe the provisions hereof and thereof on its part to be performed or observed;

(iii) The execution, delivery and performance by CAF of this Agreement, the Pricing Agreement with respect to the Designated Securities, the Fiscal Agency Agreement and the Designated Securities are in compliance with CAF’s Constitutive Agreement and have been duly authorized by all necessary action on its part and no constitutional, legislative, executive, administrative or other governmental action on the part of any Andean Republic is necessary in order to duly authorize the execution, delivery and performance by CAF of this Agreement, the Pricing Agreement with respect to the Designated Securities, the Fiscal Agency Agreement and the Designated Securities;

(iv) Each of this Agreement, the Pricing Agreement with respect to the Designated Securities and the Fiscal Agency Agreement has been duly authorized, executed and delivered by CAF, and each of this Agreement, the Pricing Agreement with respect to the Designated Securities and the Fiscal Agency Agreement constitutes a valid and legally binding obligation of CAF enforceable in accordance with its terms;

(v) The Designated Securities have been duly authorized, executed, issued and delivered by CAF in accordance with the Fiscal Agency Agreement and, assuming due authentication and delivery by the Fiscal Agent, constitute valid and legally binding obligations of CAF enforceable in accordance with their terms; when issued and delivered pursuant to this Agreement, the Pricing Agreement with respect to the Designated Securities and the Fiscal Agency Agreement, assuming payment therefor, the Designated Securities will be direct, unconditional, unsecured and general obligations of CAF that will rank pari passu without any preference among themselves with all other Indebtedness of CAF; and the Designated Securities and the Fiscal Agency Agreement conform to the descriptions thereof in the Prospectus as amended or supplemented;

(vi) The obligations of CAF’s shareholders (including, without limitation, the holders of the Series C shares) to pay the subscription price of the capital which has been subscribed by the shareholders, to the extent described in the Prospectus as amended or supplemented, are unconditional and absolute obligations of each such shareholder, requiring no further consents or approvals on the part of any such shareholder, and are enforceable against each such shareholder in accordance with the terms of the subscription agreements pursuant to which such capital was issued, and in accordance with the Constitutive Agreement;

(vii) There is not any provision of any contract, agreement or instrument to which CAF is a party, nor to the best of such counsel’s knowledge, any constitutional provision, or any provision of any treaty, convention, statute, law, regulation, decree, court order or similar authority binding upon CAF, which would be contravened or breached in any respect, or under which a default would arise or a moratorium in respect of any obligations of CAF be effected which breach, default or moratorium would be material with respect to CAF as a whole, as a result of the execution and delivery of this Agreement, the Pricing Agreement with respect to the Designated Securities or the Fiscal Agency Agreement, the issue and sale of the

Designated Securities as contemplated herein, in the Pricing Agreement with respect to the Designated Securities and in the Prospectus, as amended or supplemented, or the performance or observance by CAF of any of the terms of this Agreement, the Pricing Agreement with respect to the Designated Securities, the Fiscal Agency Agreement or the Designated Securities;

(viii) Under the Constitutive Agreement, no consent, approval (including exchange control approval), authorization, order, registration or qualification of or with any court or governmental agency or other regulatory body of any Andean Republic is required for (A) the due execution, delivery and performance by CAF of any of this Agreement, the Pricing Agreement with respect to the Designated Securities, the Fiscal Agency Agreement or the Designated Securities, (B) the validity or enforceability against CAF of any of this Agreement, the Pricing Agreement with respect to the Designated Securities, the Fiscal Agency Agreement or the Designated Securities, or (C) the issue, sale or delivery of the Designated Securities;

(ix) To the best of such counsel’s knowledge, there is no pending or threatened legal action or proceeding affecting CAF which (A) such counsel has reasonable cause to believe might individually or in the aggregate have a material adverse effect on the economic, fiscal or financial condition of CAF or (B) purports to affect the legality, validity or enforceability of this Agreement, the Pricing Agreement with respect to the Designated Securities or the Fiscal Agency Agreement;

(x) No event has occurred (and is continuing) which, had the Designated Securities already been issued, would (with the giving of notice and/or the passage of time) constitute an Event of Default under the Securities;

(xi) There is no income, stamp or other tax, levy, impost, deduction or other charge imposed or levied (whether by withholding or otherwise) by any Andean Republic or any governmental agency thereof or other governmental, revenue or taxing authority or agency of any member of the Andean Community on or by virtue of the execution or delivery by CAF of this Agreement, the Pricing Agreement with respect to the Designated Securities, the Fiscal Agency Agreement or the Designated Securities, the enforcement hereof or thereof against CAF, or any payment to be made by CAF, pursuant hereto or thereto;

(xii) Under the Constitutive Agreement and the laws of each Andean Republic, neither CAF nor any of its property has any immunity from jurisdiction of any court or from set-off or any legal process, except as provided under Chapter VIII of the Constitutive Agreement. Subject to the last sentence of Section 15 hereof, the waiver of immunity by CAF contained in Section 15 hereof and in the Fiscal Agency Agreement and the Designated Securities and the appointments of the Authorized Agent in Section 15 hereof and the Fiscal Agency Agreement and the Designated Securities, the consents by CAF to the jurisdiction of the courts specified in Section 15 hereof and in the Fiscal Agency Agreement and the Designated Securities, and the provisions that the law of the State of New York shall govern this Agreement, the Pricing Agreement with respect to the Securities, the Fiscal Agency Agreement and the Designated Securities as

provided in Section 14 hereof and in the Fiscal Agency Agreement and the Designated Securities, are irrevocably binding on CAF, and service of process effected in the manner set forth in Section 15 hereof and in the Fiscal Agency Agreement and the Designated Securities will be effective, insofar as public international law and the Constitutive Agreement is concerned, to confer valid personal jurisdiction over CAF notwithstanding the provisions of Article 54 of the Constitutive Agreement;

(xiii) The Registration Statement and the Prospectus, as amended or supplemented, and their filing with the Commission have been duly authorized by and on behalf of CAF, and the Registration Statement has been duly executed by and on behalf of CAF, and the information in the Registration Statement, as amended, and the Prospectus, as amended or supplemented, stated on the authority of executive officials of CAF has been stated in their official capacities thereunto duly authorized;

(xiv) The statements in the Prospectus, as amended or supplemented, under the captions “Legal Status of CAF”, “Capital Structure” and “Description of the Debt Securities” insofar as matters of public international law are concerned, are correct in all material respects; and

(xv) In addition, such counsel shall have furnished the Underwriters with a letter, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:

(A) No information has come to such counsel’s attention that causes such counsel to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by CAF prior to the Time of Delivery (except the financial statements and other financial or statistical data included therein as to which such counsel need express no view), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(B) No information bas come to such counsel’s attention that causes such counsel to believe that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by CAF prior to the Time of Delivery (except the financial statements and other financial or statistical data included therein as to which such counsel need express no view), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(C) No information has come to such counsel’s attention that causes such counsel to believe that, as of the Time of Delivery, either the Registration Statement or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by CAF prior to the Time of Delivery (except the financial statements and other financial or statistical data included therein as to which such counsel need express no view) contains all untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Such counsel may state that he is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus, except for statements in the Sections “Legal Status of CAF” and except as set forth in item 7(b)(xiv) of such counsel’s opinion set forth above, and that such counsel makes no representation that such counsel has independently verified the accuracy, completeness and fairness of such statements. Such counsel may further state that such counsel’s opinion is limited to matters of public international law and the Constitutive Agreement.

(c) Sullivan & Cromwell, United States counsel to CAF or other United States counsel satisfactory to the Representatives, shall have furnished to the Representatives their written opinion, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives; to the effect that:

(i) This Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by CAF;

(ii) The Registration Statement has become effective under the 1933 Act and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose are pending before or are threatened by the Commission;

(iii) The Fiscal Agency Agreement has been duly authorized, executed and delivered by CAF and, assuming that it has been duly authorized, executed and delivered by the Fiscal Agent, the Fiscal Agency Agreement constitutes a valid and legally binding obligation of CAF in accordance with its terms;

(iv) The Designated Securities have been duly authorized and executed by CAF, and assuming that they have been authenticated; issued and delivered in accordance with the terms of the Fiscal Agency Agreement, constitute valid and legally binding obligations of CAF in accordance with their terms; and the Designated Securities and the Fiscal Agency Agreement conform to the descriptions thereof in the Prospectus as amended or supplemented;

(v) All regulatory consents, authorizations, approvals and filings required to be obtained or made by CAF under the Federal laws of the United States and the laws of the State of New York for the issuance, sale and delivery of the Designated Securities by CAF to the Underwriters or the consummation by CAF of the transactions contemplated by this Agreement, the Pricing Agreement relating to the Designated Securities or the Fiscal Agency Agreement have been obtained or made, except that such counsel may express no opinion as to any consents, authorizations, approvals and filings required to be made under any blue sky or other securities laws of the State of New York;

(vi) Assuming due authorization, execution and delivery of this Agreement by the Underwriters and subject to the last sentence of Section 15 of this Agreement, under the laws of the State of New York relating to personal jurisdiction, CAF has, pursuant to Section 15 of this Agreement, validly and irrevocably submitted to the jurisdiction of any New York State or United States federal court located in the Borough of Manhattan, The City of New York, in any action, suit or proceeding brought by any Underwriter or any person who controls an Underwriter arising out of or relating to this Agreement or any Pricing Agreement, has validly and irrevocably waived by objection to the venue of any such action, suit or proceeding in any such court, has validly and irrevocably waived and agreed not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, and has validly and irrevocably appointed CT Corporation System in The City of New York as its authorized agent for the purpose described in Section 15 hereof; and service of process effected on such agent in the manner set forth in Section 15 hereof will be effective to confer valid personal jurisdiction over CAF;

(vii) The statements in the Prospectus under the caption “Taxation—United States Federal Taxation” summarizing certain United States federal income tax consequences to holders of the Securities who are U.S. persons are accurate in all material respects;

(viii) CAF is not an “investment company” or an entity “controlled” by an “investment company” as those terms are defined in the Investment Company Act of 1940, as amended; and

(ix) In addition, such counsel shall have furnished the Underwriters with a letter, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that, on the basis of the review described in the letter: (A) the Registration Statement or any further amendment thereto made by CAF prior to the Time of Delivery for the Designated Securities, as of its respective effective date, and the Prospectus as amended or supplemented, as of the date of the most recent amendment or supplement thereto made by CAF prior to the Time of Delivery for the Designated Securities, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder, and (B) nothing that has come to such counsel’s attention in the course of such review has caused such counsel to believe that the Registration Statement or any further amendment thereto made by CAF prior to the Time of Delivery for the Designated Securities, as of its respective effective date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented, as of the date of the most recent amendment or supplement thereto made by CAF prior to the Time of Delivery for the Designated Securities, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; also, based on the limited procedures described in the letter, nothing that has come to such counsel’s attention in the course of such procedures has caused such counsel to believe that, as of the Time of Delivery, the Prospectus as amended or supplemented contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for those made under the captions “Description of the Debt Securities” and “Taxation—United States Federal Taxation” in the Prospectus insofar as they relate to provisions of documents or of United States Federal Tax law therein described. Also, such counsel may state that such counsel does not express any opinion or belief as to the financial statements or other financial data or the statistical data relating to the Andean Community countries contained in the Registration Statement or the Prospectus or as to statements made in the Prospectus insofar as such statements relate to (i) the interpretation of the provisions of the Constitutive Agreement or (ii) matters of law other than the Federal laws of the United States or the laws of the State of New York.

In rendering the opinion and the letter referred to in this Section 7(c), such counsel may state that such opinion is limited to the Federal laws of the United States and the laws of the State of New York.

(d) The Representatives shall have received the opinion or opinions of Wilmer, Cutler & Pickering, United States counsel for the Underwriters, or other United States counsel satisfactory to the Representatives, with respect to the validity of the Designated Securities, the Registration Statement, the Prospectus, as amended and supplemented, this Agreement, the Pricing Agreement with respect to the Designated Securities, the Fiscal Agency Agreement and other related matters as the Representatives may reasonably require. In rendering such opinion or opinions, such counsel may rely as to all matters of public international law upon the opinion of the Chief Legal Counsel of CAF referred to above, and as to all matters of the laws of any Andean Republic upon the opinions of attorneys licensed to practice in such jurisdictions.

(e) The Representatives shall have received the opinion of Venezuelan counsel to the Underwriters, with respect to the validity of the Designated Securities, the Registration Statement, the Prospectus, as amended and supplemented, this Agreement, the Pricing Agreement, with respect to the Designated Securities, the Fiscal Agency Agreement and other related matters as the Representatives may reasonably require. In rendering such opinion or opinions, such counsel may rely as to all matters of United States law upon the opinion of the U.S. counsel to the Underwriters referred to above, and as to all matters of the laws of any Andean Republic upon the opinions of attorneys licensed to practice in such jurisdictions.

(f) The Representatives shall have received the opinions of Bolivian counsel to the Underwriters, Colombian counsel to the Underwriters, Ecuadorian counsel to the Underwriters, Peruvian counsel to the Underwriters and Venezuelan counsel to the Underwriters (collectively “Andean Counsel”) with respect to the valid and binding nature of the Constitutive Agreement as an international treaty obligation of each of the respective Andean Republics and with respect to such other matters as the Representatives may reasonably require.

(g) On the date of the Pricing Agreement for such Designated Securities and at the Time of Delivery for such Designated Securities, the independent accountants of CAF who have certified the financial statements of CAF included in the Registration Statement shall have furnished to the Representatives a letter, dated the date of the Pricing Agreement with respect to the Designated Securities, and a letter, dated the Time of Delivery of the Designated Securities, respectively, as to such matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives. The letter delivered on the date of the execution of the Pricing Agreement with respect to the Designated Securities shall include the matters set forth in Annex II hereto and the letter delivered at the Time of Delivery of the Designated Securities shall update the letter dated the date of the Pricing Agreement with respect to the Designated Securities as of the Time of Delivery of the Designated Securities.

(h) Subsequent to the execution and delivery of this Agreement and on or prior to the Time of Delivery of the Designated Securities (i) there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting CAF which, in the sole judgment of the Representatives materially impairs the investment quality of the Designated Securities; (ii) no proceeding shall be pending or threatened to restrain or enjoin the issuance, sale or delivery of the Designated Securities or in any manner to question the laws, proceedings, directives, resolutions, approvals, consents or orders under which the Designated Securities are to be issued or to question the validity of the Designated Securities, and none of said laws, proceedings, directives, resolutions, approvals, consents or orders shall have been repealed, revoked or rescinded in whole or in relevant part; (iii) the Designated Securities will be rated at least BBB+ by Standard & Poors and Baa3 by Moody’s Investors Service and there shall not have been any public announcement by Standard & Poors or Moody’s Investors Service that either such organization has under surveillance or review its rating of any debt securities of CAF (other than the announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); and (iv) there shall not have occurred any outbreak or escalation of major hostilities in which the United States or any Andean Republic is involved, any declaration of war by the United States or any Andean Republic or any other substantial national or international calamity or emergency if, in the sole judgment of the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Designated Securities.

(i) On or prior to the Time of Delivery of the first issuance of Designated Securities, CT Corporation System, as authorized agent of CAF in the City of New York for purposes of service of process, shall have accepted its appointment as authorized agent of CAF upon which process may be served in any action by any Underwriter or any person controlling any Underwriter, and arising out of or based upon this Agreement or any Pricing Agreement, which may be instituted in any State or federal court in the Borough of Manhattan, The City of New York.

(j) The Chief Financial Officer of CAF shall have delivered to the Representatives a certificate to the effect that, as of the Time of Delivery of the Designated Securities, the representations and warranties made in this Agreement and in the Pricing Agreement with respect to the Designated Securities remain true.

(k) On or prior to the Time of Delivery of the Designated Securities, counsel for the Underwriters shall have been furnished with such documents and information as they may require for the purpose of enabling them to pass upon the matters described in paragraphs (d) and (e) above, and the Representatives shall have received such documents, opinions and information as the Representatives may require in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by CAF in connection with the issuance and sale of the Designated Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions, certificates documents and information mentioned above or elsewhere in this Agreement or in the Pricing Agreement relating to the Designated Securities shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel at the Time of Delivery, the Pricing Agreement relating to the Designated Securities and all obligations of the Underwriters thereunder may be canceled at the Time of Delivery of the Designated Securities by the Representatives by notice to CAF in writing or by telephone, confirmed in writing by facsimile.

8. Indemnification and Contribution.

(a) CAF agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of the 1933 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statement therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, for any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of CAF; and

(iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body; commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that (i) CAF will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished to CAF in writing by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of such Preliminary Prospectus or Prospectus, and (ii) such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if CAF shall sustain the burden of proving that such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Securities to such person; the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented); and CAF previously furnished sufficient copies of the Prospectus (and the Prospectus as amended or supplemented) to such Underwriter. This indemnity agreement will be in addition to any liability which CAF may otherwise have.

(b) Each Underwriter severally agrees to indemnify and hold harmless CAF and each of its officials, including its authorized representative in the United States, who signs the Registration Statement, against any and all loss, liability, claim, damage and expense as incurred, but only with reference to information relating to such Underwriter furnished to CAF in writing by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 8(a) or (b), as the case may be. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clauses (i) and (iii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and an indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be unreasonably withheld.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraphs (a) or (b) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable, on grounds of policy or other similar grounds, CAF and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including any legal or other expenses reasonably incurred in connection with investigating or defending same) to which CAF and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the total of the underwriting discounts appearing on the front cover page of the Prospectus bears to the total public offering price of the Designated Securities appearing thereon and CAF is responsible for the balance. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if indemnification is unavailable because the indemnified party failed to give the notice required in Section 8(c), then each indemnifying party will contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of CAF on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such loss, claims, damages or liabilities (or actions in respect thereof) as well as other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by CAF or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, (y) in no case shall any Underwriter be responsible for any amount in excess of the total of the underwriting discounts applicable to the Designated Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of the 1933 Act shall have the same rights to contribution as such Underwriter, subject to clauses (y) and (z) of this paragraph (d).

9. Default by One or More of the Underwriters. If one or more of the Underwriters shall default in its obligation to purchase the Designated Securities that it or they are obligated to purchase under the Pricing Agreement relating to such Designated Securities (the “Defaulted Securities”), the Representatives shall have the right, within 48 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement and the Pricing Agreement relating to the Defaulted Securities; if, however, the Representatives have not completed such arrangements within such 48-hour period, then:

(a) if the principal amount of Defaulted Securities does not exceed 10% of aggregate principal amount of the Designated Securities set forth in Schedule I to the Pricing Agreement relating to the Designated Securities, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective Security underwriting obligations bear to the underwriting obligations of all non defaulting Underwriters; or

(b) if the principal amount of Defaulted Securities exceeds 10% of aggregate principal amount of Designated Securities set forth in Schedule I to the Pricing Agreement relating to the Designated Securities, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Designated Securities, and if such non-defaulting Underwriters do not purchase all the Designated Securities, the Pricing Agreement relating to the Designated Securities shall terminate without liability on the part of any non-defaulting Underwriters.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in termination of the Pricing Agreement relating to the Defaulted Securities, either the Representatives or CAF shall have the right to postpone the Time of Delivery of the Designated Securities for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus as amended or supplemented, or in any other document or arrangements, and CAF agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. As used herein, the term “Underwriter” as used in this Agreement or any Pricing Agreement includes any person substituted for an Underwriter under this Section 9.

10. Termination. Any Pricing Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to CAF prior to delivery of and payment for all the Designated Securities relating to the respective Pricing Agreement subject to termination, if after the execution and delivery of the respective Pricing Agreement and prior to such time (i) there has been, since the respective dates as of which information is given in the Registration Statement, except as otherwise set forth or contemplated therein, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of CAF, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Designated Securities or enforce contracts for the sale of the Designated Securities, or (iii) if trading in any securities of CAF has been suspended by the Commission or on any exchange where CAF’s securities are traded, or if trading generally on the New York Stock Exchange (the “NYSE”) has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by the NYSE, or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal or New York or any Andean Republic authorities.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of CAF and of the Underwriters set forth in or made pursuant to this Agreement or any Pricing Agreement will remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or CAF or any of the controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. Except as otherwise expressly provided in this Agreement, all communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or sent by facsimile, at the address specified in Schedule II to the respective Pricing Agreement; or, if sent to CAF, will be mailed, delivered or sent by facsimile to the Vice President of Finance, Corporación Andina de Fomento, Avenida Luis Roche, Torre CAF, Altamira, Caracas, Venezuela.

13. Successors. This Agreement and each Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors and the controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder. No purchaser of any Security from any Underwriter shall be deemed to be a successor or assign merely by reason of such purchase. This Agreement and each Pricing Agreement may not be assigned by any party hereto without the prior written consent of each of the other parties hereto and thereto. Any purported assignment of this Agreement or any Pricing Agreement in contravention of this Section 13 shall be null and void.

14. Applicable Law. This Agreement and each Pricing Agreement will be governed by and construed in accordance with the laws of the State of New York.

15. Jurisdiction of Courts of New York and each Andean Republic. CAF hereby appoints CT Corporation on System in The City of New York, presently located at 1633 Broadway, New York, New York 10019, as its authorized agent (the “Authorized Agent”) upon which process may be served in any action by any Underwriter, or by any persons controlling such Underwriter, arising out of or based upon this Agreement or any Pricing Agreement, which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, and, subject to the last sentence of this Section 15, CAF expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable as long as any of the Securities remain outstanding unless and until the appointment of a successor Authorized Agent and such successor’s acceptance of such appointment shall have occurred. CAF will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service mailed or delivered to the Corporación Andina de Fomento, Avenida Luis Roche, Torre CAF, Altamira, Caracas, Venezuela, Attention: Chief Legal Counsel, shall be deemed in every respect effective service of process upon CAF. Notwithstanding the foregoing, any action by an Underwriter based upon this Agreement or any Pricing Agreement may be instituted by any Underwriter in any competent court in any Andean Republic. CAF hereby waives irrevocably, to the fullest extent permitted by law, any immunity from jurisdiction (except for immunity from execution on a judgment) to which it might otherwise be entitled in any action arising out of or based on this Agreement or any Pricing Agreement which may be instituted as provided in this Section 15 in any state or federal court in The City of New York, New York, or in any competent court in any Andean Republic; provided, to the extent set forth in Article 47 of the Constitutive Agreement, that the revenues, assets and property of CAF located in any Andean Republic are not subject to execution or attachment in any proceeding brought in any court in an Andean Republic. CAF hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the venue of any aforesaid action arising out of or in connection with this Agreement or any Pricing Agreement brought in any such court and hereby further, to the fullest extent permitted by law, irrevocably waives and agrees not to plead or claim in any such court that any such action brought in any such court has been brought in an inconvenient forum. Notwithstanding anything in this Agreement or any Pricing Agreement to the contrary, CAF hereby reserves the right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976 with respect to actions brought under United States federal securities laws or any state securities laws, and such appointment of an authorized agent for service of process and such waiver of immunity shall not be interpreted to include actions brought under United States federal securities laws or any state securities laws.

16. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the offering of the Securities, and any action under this Agreement or the Pricing Agreement relating to the Designated Securities taken by the Representatives will be binding upon all the Underwriters.

17. Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any Pricing Agreement in U.S. dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the payee could purchase U.S. dollars with such other currency in The City of New York on the business day preceding the day on which final judgment is given. The obligation of either party in respect of a sum due from it to the other party hereunder shall, notwithstanding any judgment in a currency (the “judgment currency”) other than U.S. dollars, be discharged only to the extent that on the business day following receipt by such other party of any sum adjudged to be so due in the judgment currency such other party may in accordance with normal banking procedures purchase U.S. dollars with the judgment currency; if the amount of U.S. dollars so purchased is less than the sum originally due to such other party in U.S. dollars; such first party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such other party against such loss, and if the amount of U.S. dollars so purchased exceeds the sum originally due to such other party, such other party agrees to remit to such first party such excess.

18. Counterparts. This Agreement and each Pricing Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

(signature page follows)

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among CAF and the several Underwriters.

Very truly yours,

Corporación Andina de Fomento

By:	/s/ L. Enrique García
Name:	L. Enrique García
Title:	Executive President

Accepted as of the date hereof:

Goldman, Sachs & Co.

Credit Suisse First Boston Corporation

Lehman Brothers Inc.

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
Name:	Vice President
Title:	Carla Angulo

On behalf of each of the several Underwriters

ANNEX I

Pricing Agreement

[Name(s) of Representatives]

As Representatives of the several Underwriters,

named in Schedule I to this Pricing Agreement

c/o

            , 20

Ladies and Gentlemen:

Corporación Andina de Fomento (“CAF”), a multilateral, supranational financial institution, the principal shareholders of which are the Republics of Bolivia, Colombia, Ecuador, Peru and Venezuela, proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May     , 2000 (the “Underwriting Agreement”), between CAF on the one hand and Goldman, Sachs & Co., Credit Suisse First Boston Corporation, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 16 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, CAF agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from CAF, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and CAF. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to CAF for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

Corporación Andina de Fomento

By:
Name:
Title:

Accepted as of the date hereof:

[Name(s) of Representatives]

By:

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased
[Name(s) and Address(es) of Underwriter(s)]
Total	US$

SCHEDULE II

Title of Designated Securities:

Aggregate principal amount:

Price to Public:

    % of the principal amount of the Designated Securities, plus accrued interest, if any, from              to

Purchase Price by Underwriters:

    % of the principal amount of the Designated Securities, plus accrued interest from              to

Form of Designated Securities:

[Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.]

Specified funds for payment of purchase price:

Federal (same-day) funds

Time of Delivery:

     a.m. (New York City time),             , 19

Maturity:

Interest Rate:

[    % per annum]

Interest Payment Dates:

[months and dates, commencing             , 19    ]

Interest Payable From:

Redemption Provisions:

[No provisions for redemption]

Sinking Fund Provisions:

[No sinking fund provisions]

Closing location for delivery of Designated Securities:

Names and addresses of Representatives:

Designated Representatives:

Addresses for Notices, etc.:

Fiscal Agency Agreement:

[Fiscal Agency Agreement, dated as of March 17, 1998, between CAF and The Chase Manhattan Bank.]

ANNEX II

Comfort from Auditors

(i) in their opinion the audited financial statements included in the Registration Statement and the Prospectus, as amended or supplemented, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations thereunder as they apply to filings under Schedule B.

(ii) they are independent certified public accountants with respect to CAF within the meaning of the 1933 Act and the applicable published rules and regulations thereunder.

(iii) with respect to unaudited interim quarterly financial statements included in the Registration Statement or the Prospectus, they have (A) performed the procedures specified by the American Institute of Certified Public Accountants for review of interim quarterly financial information as described in SAS No. 71, Interim Financial Information, and (B) inquired of certain officials of CAF who have responsibility for financial and accounting matters whether the unaudited interim quarterly period financial statements referred to in this clause (iii) comply as to form, in all material respects, with the applicable accounting requirements of the 1933 Act and the related published rules and regulations as they apply to filings under Schedule B, nothing came to their attention that caused them to believe that the unaudited quarterly interim period financial statements do not comply as to form, in all material respects, with the applicable accounting requirements of the 1933 Act and the related published rules and regulations thereunder as they apply to filings under Schedule B.

(iv) with respect to the period from the date of the latest financial statements included in the Registration Statement or the Prospectus to the most recent month end, they have conducted limited procedures, not constituting an examination in accordance with U.S. generally accepted auditing standards, consisting of a reading of the month end financial statements and other information referred to below, reading of the minute books of CAF since the date of its latest financial statements included in the Registration Statement or the Prospectus and inquiries of officials of CAF responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter. In addition,

(A) Officials of CAF have advised them that no such financial statements as of any date or for any period subsequent to the specified month end were available. The financial information as of the relevant monthly period and for such monthly period is incomplete in that it omits statements of shareholders’ equity and of cash flows and other disclosures.

(B) They have inquired of certain officials of CAF who have responsibility for financial and accounting matters whether the unaudited financial statements for the relevant month end are stated on a basis substantially consistent with that of the audited financial statements included in the Registration Statement or the Prospectus.

(v) nothing came to their attention as a result of the procedures described in (iv) that caused them to believe that:

(A) as of the relevant month end referred to in (iv), there was any increase in bonds, borrowings and other obligations, commercial paper or total liabilities, or decreases in total assets, total shareholders’ equity or loans and equity securities, or changes in subscribed and paid-in capital of CAF as compared with the amounts shown in the most recent balance sheet included in the Registration Statement or the Prospectus, except, in each case, changes, increases or decreases which the Prospectus discloses that have occurred or may occur; or

(B) for the period from the date of the latest financial statements included in the Registration Statement or the Prospectus to the month end referred to in (iv) above, there were any decreases, as compared with the corresponding period in the preceding year, in net other income, net financial income, net income, or in the provision for losses except in all instances for increases, decreases or changes that the Registration Statement or the Prospectus disclose have occurred or may occur.

(vi) As mentioned in (iv)(A), CAF officials have advised them that no financial statements as of any date or for any period subsequent to the relevant month end are available; accordingly the procedures carried out by them with respect to changes in the financial statements after the relevant month end, have, of necessity, been even more limited than those with respect to the month end period referred to in (iv). They have inquired of certain officials of CAF who have responsibility for financial and accounting matters regarding whether at the five day period prior to the date of the letter, there were any decreases in subscribed and paid in capital, total assets or loans and equity securities, or increases in bonds, borrowings and other obligations, commercial paper or total liabilities of CAF as compared with the amounts shown in the latest financial statements included in the Registration Statement or the Prospectus. On the basis of these inquiries and their readings of the minutes described in (iv), nothing came to their attention that caused them to believe that there was any such decrease or increase, except in all instances for decreases or increases that the Registration Statement or the Prospectus disclose have occurred or may occur.

(vii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement or the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of CAF subject to the internal controls of CAF’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All references in this Annex II to the Prospectus shall be deemed to refer to the Prospectus as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Pricing Agreement for purposes of such letter and to the Prospectus as amended or supplemented in relation to the applicable Designated Securities for purposes of the letter delivered at the Time of Delivery for such Designated Securities.